May 11, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Crown Marketing’s Form 8-K dated May 11, 2016, and are in agreement with the statements made therein.

Yours truly,

/s/ Weinberg & Company, P.A.

Los Angeles, California